As filed with the Securities and Exchange Commission on August 30, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ADAPTIMMUNE THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

60 Jubilee Avenue, Milton Park

Abingdon, Oxfordshire OX14 4RX

United Kingdom

(44) 1235 430000

(Address of principal executive offices, including zip code)

Adaptimmune Therapeutics plc 2015 Share Option Scheme

Adaptimmune Therapeutics plc 2016 Employee Share Option Scheme

Adaptimmune Therapeutics plc Company Share Option Plan

(Full title of the plans)

ADAPTIMMUNE LLC

351 Rouse Boulevard, The Navy Yard
Philadelphia, PA 19112
United States of America
(215) 825 9260

(Name, address, telephone number, including area code, of agent for service)

Copies to:

David S. Bakst	Adrian Rawcliffe
Mayer Brown LLP	Chief Financial Officer
1221 Avenue of the Americas	60 Jubilee Avenue, Milton Park
New York, NY 10020	Abingdon, Oxfordshire OX14 4RX
Telephone: (212) 506 2500	United Kingdom
Telephone: (44) 1235 430000
Facsimile: (44) 1235 430001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, £0.001 par value per share (“Ordinary Shares”):
To be issued upon exercise of options outstanding under the Adaptimmune Therapeutics plc Company Share Option Plan	3,793,863(2)	$0.9667(3)(4)	$3,667,527.36(4)	$444.50
To be issued upon exercise of options outstanding under the Adaptimmune Therapeutics plc 2015 Share Option Scheme	7,069,791(5)	$1.1023(3)(6)	$7,793,030.62(6)	$944.52
To be issued upon exercise of options outstanding under the Adaptimmune Therapeutics plc 2016 Employee Share Option Scheme	33,385,515(7)	$0.7287(3)(8)	$24,328,024.78(8)	$2,948.56
To be issued upon exercise of options to be granted under (i) the Adaptimmune Therapeutics plc Company Share Option Plan or (ii) the Adaptimmune Therapeutics plc 2015 Share Option Scheme or (iii) the Adaptimmune Therapeutics plc 2016 Employee Share Option Scheme	40,000,000	$0.2458(3)(9)	$9,832,000.00	$1,191.64
Total:	84,249,169		$45,620,582.76	$5,529.22

(1)

These shares may be represented by the Registrant’s American Depositary Shares (“ADSs”), each of which represents six Ordinary Shares. The Registrant’s ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under separate registration statements on Form F-6 (File No.: 333-203642, File No.: 333-212714 and and a separate registration statement being filed on the date hereof). Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate amount of any additional Ordinary Shares of the Registrant that become issuable under any of the listed plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding Ordinary Shares.

(2)	Represents Ordinary Shares reserved for issuance upon the exercise of options previously granted under the Adaptimmune Therapeutics plc Company Share Option Plan.
(3)

For those options outstanding under the Registrant’s Share Option Plans and Share Option Schemes with an exercise price denominated in Pounds Sterling, such exercise price is expressed in U.S. dollars based on a conversion rate of £1=$1.2242.

(4)

Calculated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act. The proposed maximum aggregate offering price for shares reserved for issuance upon the exercise of options previously granted under the Adaptimmune Therapeutics plc Company Share Option Plan consists of $3,667,527.36 payable in respect of 3,793,863 Ordinary Shares subject to options at a weighted average exercise price of $0.9667 per share.

(5)	Represents Ordinary Shares reserved for issuance upon the exercise of options previously granted under Adaptimmune Therapeutics plc 2015 Share Option Scheme.
(6)

Calculated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act. The proposed maximum aggregate offering price for shares reserved for issuance upon the exercise of options previously granted under the Adaptimmune Therapeutics plc 2015 Share Option Scheme consists of $7,793,030.62 payable in respect of 7,069,791 Ordinary Shares subject to options at a weighted average exercise price of $1.1023 per share.

(7)	Represents Ordinary Shares reserved for issuance upon the exercise of options previously granted under the Adaptimmune Therapeutics plc 2016 Employee Share Option Scheme.
(8)

Calculated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act. The proposed maximum aggregate offering price for shares reserved for issuance upon the exercise of options previously granted under the Adaptimmune Therapeutics plc 2016 Employee Share Option Scheme consists of $24,328,024.78 payable in respect of 33,385,515 Ordinary Shares subject to options at a weighted average exercise price of $0.7287 per share.

(9)

Calculated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum aggregate offering price is based upon the average of the high and low sales prices of the ADSs, as reported on the Nasdaq Global Select Market on August 27, 2019 and divided by six since each ADS represents six Ordinary Shares.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8. Such information is not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such information has been or will be delivered to participants in the plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Adaptimmune Therapeutics plc (the “Company”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)       The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on February 27, 2019;

(b)      The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the Comission on May 6, 2019 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, filed with the Commission on August 1, 2019;

(c)       The portions of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 15, 2019 that are incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

(d)     The Company’s Current Reports on Form 8-K filed with the SEC on January 7, 2019, April 2, 2019, May 2, 2019, May 6, 2019, May 15, 2019, June 27, 2019, July 18, 2019, July 22, 2019, July 25, 2019, August 1, 2019 and August 27, 2019 (in each case, except for information contained therein which is furnished rather than filed);

(e)       The description of the Company’s Ordinary Shares and ADSs contained in the Company’s registration statement on Form 8-A (File No. 001-37368) filed with the Commission on April 30, 2015, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein is inconsistent with or modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

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Item 6.  Indemnification of Directors and Officers.

The Company’s articles of association provide that, subject to the provisions of any relevant legislation, each of the Company’s directors and other officers (excluding an auditor) are entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation to those duties. The Companies Act 2006 renders void an indemnity for a director against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director.

The Company maintains directors’ and officers’ liability insurance, subject to appreciable deductibles at the corporate level, for each wrongful act where corporate reimbursement is available to any director or officer.

Item 8.  Exhibits.

Exhibit No.	Description
3.1	Articles of Association of Adaptimmune Therapeutics plc (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 16, 2016).

4.1	Form of certificate evidencing ordinary shares (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-1 (file no: 333-203267)).

4.2

Form of Deposit Agreement among Adaptimmune Therapeutics plc, Citibank, N.A., as the depositary bank and Holders and Beneficial Owners of ADSs issued thereunder (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form F-1 (file no: 333-203267)).

4.3	Form of American Depositary Receipt (included in Exhibit 4.2) (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form F-1 (file no: 333-203267)).

5.1*	Opinion of Mayer Brown International LLP as to the validity of the ordinary shares.

10.1

Adaptimmune Therapeutics plc Company Share Option Plan, dated March 16, 2015, as amended on April 15, 2015, as further amended on January 13, 2016 (incorporated by reference to Exhibit 4.32 to the Company’s Transition Report on Form 20-F (file no. 001-37368) filed with the Commission on March 17, 2016).

10.2

Adaptimmune Therapeutics plc 2015 Share Option Scheme, dated March 16, 2015, as amended on April 15, 2015, January 13, 2016 and December 18, 2017 (incorporated by reference to Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (file no. 001-37368) filed with the Commission on March 15, 2018).

10.3

Adaptimmune Therapeutics plc 2016 Employee Share Option Scheme, dated January 14, 2016, as amended on December 18, 2017 (incorporated by reference to Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (file no. 001-37368) filed with the Commission on March 15, 2018).

23.1*	Consent of KPMG LLP.

23.2*	Consent of Mayer Brown International LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

* Filed herewith.

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Item 9.  Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oxfordshire, England, on August 30, 2019.

ADAPTIMMUNE THERAPEUTICS PLC

By:	/s/ Adrian Rawcliffe
Name: Adrian Rawcliffe
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below  constitutes and appoints James Noble and Adrian Rawcliffe, and each of them, as his or her true and lawful attorney-in-fact and agent, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or such person’s substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons on August 30, 2019 in the capacities indicated.

Signature	Position

/s/ James J. Noble	Chief Executive Officer and Director (Principal Executive Officer)
James J. Noble

/s/ David M. Mott	Chairman of the Board of Directors and Director
David M. Mott

/s/ Adrian Rawcliffe	Chief Financial Officer (Principal Accounting and Financial Officer)
Adrian Rawcliffe

/s/ Lawrence Alleva	Director
Lawrence Alleva

/s/ Ali Behbahani	Director
Ali Behbahani, M.D.

/s/ Barbara Duncan	Director
Barbara Duncan

/s/ John Furey	Director
John Furey

Signature	Position

/s/ Giles Kerr	Director
Giles Kerr

/s/ Elliott Sigal	Director
Elliott Sigal, M.D., Ph.D

/s/ Tal Zaks	Director
Tal Zaks, M.D., Ph.D

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the U.S. of Adaptimmune Therapeutics plc, has signed this Registration Statement or amendment thereto on August 30, 2019.

Adaptimmune LLC

By:	/s/ Adrian Rawcliffe
Name:	Adrian Rawcliffe
Title:	Chief Financial Officer